Exhibit 99.1 Investor Information November - December, 2018

Table of contents Topic Page # Profile 3-11 Net Interest Income and Asset Sensitivity 12-17 Fee Income and Efficiencies 18-22 Balance Sheet 23-29 Credit 30-33 Innovation and Technology 34-40 Capital and Liquidity 41-45 Long-term Targets and 2018 Expectations 46-49 Environmental, Social & Corporate Governance 50-52 Non-GAAP and Forward Looking Statements 53-62 2

PROFILE 3

Our banking franchise Regions aims to be the premier regional financial institution in America Ranked 16th nationally in total deposits(2) Line of business coverage Branch locations by state (1) Alabama – 200 Louisiana – 96 Birmingham, Alabama Arkansas – 73 Mississippi – 117 • Corporate Banking • Business Capital Florida – 305 Missouri – 62 • Capital Markets • Dealer Finance Georgia – 113 North Carolina – 7 • Equipment Finance Illinois – 46 South Carolina – 23 • Government/Institutional • Specialized Industry Indiana – 50 Tennessee – 209 Institutional Services • Iowa – 8 Texas – 75 • Private Wealth • Real Estate Corporate Banking Kentucky – 10 • Commercial Banking (1) Full Service branches as of 9/30/2018 (2) Source: SNL Financial as of 6/30/2018 4

Strength of our markets (1) Market rank in core states High market share(1) in top markets ($ in billions) ($ in billions) Market #2 Top MSAs Deposits Rank #7 Birmingham, AL $10.8 1 #2 #1 #6 Nashville, TN $7.6 3 Memphis, TN $4.5 2 #5 Tampa, FL $4.2 4 St. Louis, MO $3.2 5 #7 New Orleans, LA $3.1 4 Jackson, MS $2.9 2 Mobile, AL $2.2 1 86% of total deposits are in our core states Knoxville, TN $2.1 3 Alabama - Mississippi - Florida - Georgia Louisiana - Tennessee - Arkansas Baton Rouge, LA $1.8 4 (1) MSA market rank based on FDIC deposit data as of 6/30/18 5

Strength of our markets (continued) Markets with top 5 market share • Top 5 or better market share in 70% of MSAs across 15-state footprint(1) • Investing in priority markets approaching a top 5 market share • Atlanta, GA • Orlando, FL • ~70% of deposits in markets without a significant money center bank presence(2) MSA's Non-MSA counties (1) Based on MSA and non-MSA counties using FDIC deposit data as of 6/30/18 (2) Significant money center bank presence (JPM, BAC, C, WFC) defined as combined market share using 6/30/18 FDIC deposit data of 20% or more 6

Footprint positioning Characterized by high growth markets(1) ($ in Billions) ($ in Billions) '19-'24 Population Growth '19-'24 Population Growth Top MSAs Deposits Top MSAs Deposits 6.8% 6.1% Nashville, TN $7.6 Pensacola, FL $1.1 6.8% 7.7% Tampa, FL $4.2 Dallas, TX $1.1 6.6% 6.7% Miami, FL $4.1 Fairhope, AL $0.9 6.5% 7.5% Atlanta, GA $3.9 Destin, FL $0.9 4.1% 6.9% Knoxville, TN $2.1 Jacksonville, FL $0.9 8.1% 5.7% Orlando, FL $1.9 Ocala, FL $0.7 4.5% 4.5% Huntsville, AL $1.6 Augusta, GA $0.6 3.9% 5.8% Indianapolis, IN $1.4 Panama City, FL $0.6 8.0% 7.5% Houston, TX $1.3 Sarasota, FL $0.6 4.2% 6.7% Chattanooga, TN $1.3 Gainesville, GA $0.5 National Average: 3.6% National Average: 3.6% (1) FDIC deposit data as of 6/30/18; population growth per SNL Financial 7

Strength of our markets - our 15 state footprint Of all new jobs Of all US port trade 43% created in the US 59% tonnage(4) traveling since 2009 were through ports in our (1) in our footprint footprint Of all US light 58% vehicle production Of non-durable goods is within our 50% manufacturing occurs (5) footprint(2) in our footprint Of all U.S. population 49% growth between Of the total US GDP is 2009-2017 occurred 36% within our footprint(5) within our footprint(3) 1. Source: Bureau of Labor Statistics through March 2017; Data pulled May 2, 2017 2. Source: Automotive News Light Vehicle Production by state for 2016 3. Source: U.S. Census Bureau 4. Based on Total Domestic Shipping Tonnage by state; U.S. Army Corps of Engineers, as of 2017 8 5. Bureau of Economic Analysis; non-durable goods is as a percent of the non-durable good subcomponent of GDP, as of 2017

Regions receives top honors 9

Strategic priorities 10

Strategic financial initiatives supporting company priorities ® 11

NET INTEREST INCOME AND ASSET SENSITIVITY 12

Increasing net interest income(1) and net interest margin Net interest income(1) and net interest margin 3Q18 results and outlook ($ in millions) $955 (1) $930 $938 13 • Net interest income (NII) (non-FTE) increased $920 $922 12 942 $16 million QoQ; net interest margin (NIM) +1 23 23 13 926 bps to 3.50% 6 909 897 901 • Both margin and income benefited from higher 3.50% 3.49% interest rates, prudent deposit cost 3.39% 3.46% management & loan growth/remixing, partially offset by increased wholesale funding 3.36% 3.37% 3.34% 3.35% 3.34% • NIM is 16 bps above the 3Q18 peer median 3.27% • 4Q18 expect to continue recent growth trends 3.24% in NII(1) and 3 - 5 bps NIM expansion; assuming a December rate hike and modest increase in deposit costs 3Q17 4Q17 1Q18 2Q18 3Q18 (1) Net Interest Income Net Interest Margin (RF) (2) (3) 2018 Expectations: Adjusted net-interest income and Adjusted Net Interest Margin (RF) Net Interest Margin (Peer Median) other financing income (non-FTE) growth of 5-6% (2) (2) NII Adjustment FTE Adjustment (1) Net interest income and other financing income (2) Non-GAAP; see appendix for reconciliation (3) Source: SNL Financial; Peer median includes BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB, ZION 13

# Interest rate sensitivity
## (as of September 30, 2018)

- Naturally asset sensitive balance sheet poised to benefit from rising interest rates
  - 50% of loans are floating rate, including loan hedges[1]
  - $26B of net contractual floating rate exposure[1][2][3]
  - Middle and long-term sensitivity primarily driven by execution of fixed-rate lending strategies and reinvestment of fixed-rate securities; diminished impact from premium amortization unless interest rates decline substantially
  - Predominantly funded by deposit franchise, comprised mostly of smaller account, consumer balances; 45% is fixed rate (non-interest bearing or time)
- Loan hedges[1] used to protect earnings under low rates, while allowing for NII to expand as rates rise
- Deposit betas were roughly 54% through the last cycle and 15% so far this cycle[4], both at the lower end of peers

### Portfolio compositions


Assets
Other 15%
Securities 19%
$125B
Loans 66%
Liabilities
Deposits 85%
$110B
Borrowings 13%
Other 2%
Loans(1)(2)
Fixed 50%
$82B
Floating 50%
Deposits
Time 7%
Non-Interest Bearing Checking 38%
$93B
IB Checking, Money Market & Savings 55%
Wholesale Borrowings(1)
Fixed 10%
$14B
Floating 90%

### Contractual floating rate exposure[1][2][3]

*($ in billions)*


$10.8B
$26.4B
$1.6B
$0B
$11.0B
$1.9B
$10.8B
$15.4B
$(0.3)B
FF/Prime
1M Libor
3M Libor
FF/Prime
1M Libor
3M Libor
FF/Prime
1M Libor
3M Libor
Assets
Liabilities
Net Exposure

(1) Including spot starting balance sheet hedges - receive fixed loan swaps & received fixed debt swaps; deferred start loans swaps not reflected in current exposure
(2) ARM mortgage loans are included as floating rate loans
(3) Excluding deposits, which are primarily management priced
(4) Last rising rate cycle measured from 2Q04 – 2Q07; current rising rate cycle measured from 3Q15 – 3Q18

REGIONS

14

# Interest rate scenario assumptions
(as of September 30, 2018)

## Standard interest rate risk scenario assumptions

| | Baseline Scenario | +100 bps Standard Shock Scenario (over a forward 12-month horizon) |
|---|---|---|
| Market Interest Rates | Current implied forward rates | +100bps parallel, instantaneous shock applied to current implied forward rates |
| Loan Balance Growth | Full-year adjusted average loans expected to grow low single digits[1] | Full-year adjusted average loans expected to grow low single digits[1] |
| Deposit Balance Growth/ Mix | Full-year average deposits expected to remain relatively stable[2] | Full-year average deposits expected to remain relatively stable[2]; ~$2.5B ending remixing from NIB to Time (consistent with historical observations) |
| New Business Loan Spreads | Stable at current levels | Stable at current levels |
| Deposit Re-pricing Betas | Ramp up over 12 months within ~40% to ~60% range[5] | Ramp up over 12 months within ~40% to ~60% range[5] |
| 2018 Full Year NII Growth | 5% - 6% (non-FTE) | Baseline Scenario +$98mm |

## Assumption sensitivity analysis [3][4]
($ in millions)



+$54
+$68
+$72
+$76
+$98
+$120
+$128
+$157
-$3B Lower Deposit Balances
+5% Deposit Beta
Additional $3B Deposit Remixing ($5.5B Total)
-1% Loan Growth (Avg)
+100 bps Standard Scenario
+1% Loan Growth (Avg)
-5% Deposit Beta
+200 bps Rate Shock Scenario

(1) Growth expectations exclude the impact of third-party indirect-vehicle portfolio and sale of residential mortgage loans in 1Q18
(2) Growth expectations exclude the impact of brokered and Wealth Institutional Services deposits
(3) Impacts of stresses to standard shock scenario are applied independently; not cumulative
(4) Including spot starting and forward starting balance sheet hedges
(5) Deposit beta utilizes 3Q18 rates as a starting point

REGIONS

15

# Deposit advantage
## Expected to continue

### Average deposits by customer type
(Retail vs. Business)

3Q18, ($ in billions)


Private Wealth(3)
$7
Institutional Services(3)
$1
Consumer Segment
$58
$27
Corporate Segment
Other Segment(3)
$1
Retail
Business

### 3Q18 vs. 3Q15 change in interest bearing deposit costs[1]


RF 27bps
Peer #1 28bps
Peer #2 36bps
Peer #3 37bps
Peer #4 41bps
Peer #5 42bps
Peer #6 45bps
Peer #7 45bps
Peer #8 50bps
Peer #9 51bps
Peer #10 53bps
Peer #11 55bps
Peer #12 63bps
Peer #13 65bps
Peer #14 86bps

- Retail deposits represent 69% of total deposits
- Total deposit costs 27 bps, interest-bearing costs 44 bps
- Approximately 50% of consumer low-cost deposit dollars have been customers for over 10 years
- Over 90% of consumer checking households include a high quality primary checking account[2]

- Most common age of new consumer account openings is 18; ~45% of new account openings are in the under 30 age group[4]
- Over 55% of consumer checking customers utilize multiple channels and over 75% of all interactions are digital
- Active mobile banking customers increased 10% YoY and active mobile deposit customers increased 47% YoY

**2018 Expectations: Full-year average deposits expected to remain relatively stable, excluding brokered and Wealth Institutional Services deposits[3].**

(1) Source: SNL Financial; Peers includes BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB and ZION.
(2) High quality and primary account estimates are based on multiple individual account behaviors and activities (e.g., balances and transaction levels).
(3) Private Wealth Management and Institutional Services deposits are combined into the Wealth Management Segment. Total Other segment deposits consist primarily of brokered deposits. A break-out of these components is provided in the Company's quarterly Earnings Supplement.
(4) Based on primary account holders of customers who opened consumer checking accounts in 2017.

REGIONS 16

Deposit composition and pricing (as of September 30, 2018) Interest-bearing deposit betas(1) Deposit funding composition(1)(2) 50% Peer 9 ) 8 1 45% 100% Q 91% 92% 3 87% 87% 87% 88% 88% 88% 89% - 86% 86% 90% 83% 5 40% 81% 82% 1 79% 80% Peer median = 87% Q Peer 11 3 Peer 6 ( 35% a 70% t e Peer 2 Peer 8 B 30% Peer 4 60% t s Peer 5 Peer median = 27% o Peer 1 50% C 25% Peer 10 t i Peer 3 Peer 15 s 40% 46% o Peer 12 41% p 20% Peer 13 e Peer median = 26% Peer 14 30% D 33% 32% 31% g RF 28% n 15% 26% 25% i 20% 23% 23% 23% r 22% 22% e 27% B 10% - 10% 19% t s e r 0% e P P P P P P R P P P P P P P P t 5% ee ee ee ee ee ee F ee ee ee ee ee ee ee ee n r 1 r 2 r 3 r 4 r 5 r 6 r 8 r 9 r 1 r 1 r 1 r 1 r 1 r 1 I 0 1 2 3 4 5 Peer median = 11bps Peer 0% 0 5 10 15 20 25 NIB to Total Liabilities Deposits to Total Liabilities 3Q18 vs. 2Q18 Change in Interest-Bearing Deposit Cost (bps) • Regions' predominantly deposit funded balance sheet, which includes an attractive mix of low cost core deposits, provides for a competitive funding advantage against the peer set • 87% of liability funding is comprised of deposits • 33% of liability funding is in non-interest bearing accounts, the third highest in the peer group • This advantage is evidenced in the current rising rate cycle (3Q15 to 3Q18) through Regions' 15% cumulative deposit beta versus the peer median of 27%; liability yield beta of 19% to date vs. peer median of 26% (1) All peer data used is from the respective earnings report and has not been adjusted for M&A activity. (2) Calculated using average balances in 3Q18. Peers include: BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB, and ZION. 17

FEE INCOME AND EFFICIENCIES 18

Well-positioned for non-interest income growth Non-interest income 3Q18 results and outlook ($ in millions) • Non-interest income increased $7 million or 1% $516 $507 $512 $519 QoQ; adjusted non-interest income(1) increased $4 $482 4 10 4 1 million or 1% impacted by: 9 Mortgage • Increased service charges driven by account 171 171 175 179 growth; YTD checking account growth of 1.4% Capital markets 175 • Other income included valuation adjustments Other on equity investments and gain on sale of LIHTC Wealth (2) investments Mangement 106 104 112 111 103 Card and ATM • Capital markets decreased from a record 2Q level, primarily due to lower M&A advisory fees Service charges 73 75 77 77 • Mortgage decreased primarily due to hedging Adjusted items (1) 73 and valuation adjustments on residential MSRs 64 65 53 71 55 • Completed the purchase of MSR rights to 57 service ~$3.4 billion of residential 56 50 45 35 mortgage loans 32 36 38 37 32 3Q17 4Q17 1Q18 2Q18 3Q18 2018 Expectations: Adjusted non-interest income growth of 4.5%-5.5% (1) Non-GAAP; see appendix for reconciliation (2) Low income housing tax credit investments 19

Diversified fee income 3Q18 fee revenue by segment(1) Consumer ($ in millions) • Consumer fee income categories are an important and stable component of fee revenue and are expected to contribute to overall growth • Service charges are expected to increase consistent with growth in checking accounts and households • Card and ATM fee growth is expected to continue consistent with Corporate growth in active cards and increased transactions $137 Wealth Consumer • Continued growth in wealth management relationships, assets under $287 management and improvement in equity markets are expected to Wealth contribute to income growth $80 • 3Q18 wealth management relationships increased 27% YoY • 3Q18 assets under management increased 5% YoY • 3Q18 investment services fee income is up 20% YoY Corporate • Capital markets income decreased from a record 2Q, but increased 29% over the prior year • Although timing can be difficult to project, capital markets income is expected to be a significant contributor to non-interest income growth in 2018 (1) Excludes Other Segment fee revenue of $15 million in 3Q18 20

Disciplined expense management Non-interest expense 3Q18 results and outlook ($ in millions) $920 $911 $922 • Non-interest expense increased $11M or $884 69 $853 51 35 1% QoQ driven primarily by a $60M 22 contribution to Regions Financial 6 Corporation Foundation (1) 60.8% 60.5% 60.5% 60.4% • Adjusted non-interest expense 58.1% decreased $23M or 3% impacted by: 876 847 869 862 853 • Declines in most expense categories • Staffing (FTE basis) declined 2% QoQ and 7% YoY • 3Q18 efficiency ratio 62.6%; adjusted (1) 3Q17 4Q17 1Q18 2Q18 3Q18 efficiency ratio 58.1%; adjusted YTD efficiency ratio(1) and operating leverage(1) Adjusted non-interest expense(1) Adjusted items (1) were 59.7% and 3.4%, respectively Adjusted efficiency ratio (1) 2018 Expectations: Adjusted non-interest expense relatively stable; adjusted efficiency ratio <60%, adjusted operating leverage of 3.5%-4.5%, and effective tax rate of ~21% (1) Non-GAAP; see appendix for reconciliation 21

(1) Pre-tax pre-provision income 3Q18 results and outlook Adjusted pre-tax pre-provision income(1) $604 • Pre-tax pre-provision income(1) ($ in millions) $561 increased $12M or 2% QoQ; $544 $550 65 $523 34 adjusted pre-tax pre-provision 47 18 income(1) increased $43M or (3) 8%, reflecting highest level in over 10 years (1) • Pre-tax pre-provision income 526 532 527 539 increased $13M or 2% YoY; 497 adjusted pre-tax pre-provision income(1) increased $81M or 15% • Efficiency remains a top 3Q17 4Q17 1Q18 2Q18 3Q18 priority Pre-tax pre-provision income from continuing operations (1) (non-GAAP) (1) Adjustments (1) Non-GAAP; see appendix for reconciliation 22

BALANCE SHEET 23

Prudently managing loans Average loans and leases 3Q18 results and outlook ($ in billions) $79.6 $79.5 $79.9 $80.0 $81.0 • Average loans grew 1% QoQ and 2% YoY; (1) 1.7 1.5 1.2 1.0 0.8 adjusted average loans grew 2% QoQ and Adjusted total loans (1) 3% YoY 77.9 78.0 78.7 79.0 80.2 Adjustments • Broad-based loan growth; diminished headwinds from portfolio reshaping efforts 3Q17 4Q17 1Q18 2Q18 3Q18 • C&I growth in corporate, including specialized lending, as well as middle market commercial Adjusted average loans and leases(1) ($ in billions) • IRE growth driven by term real estate lending $77.9 $78.0 $78.7 $79.0 $80.2 • Consumer growth led by point of sale 29.6 29.8 30.1 30.2 30.6 partnerships; solid growth in residential Business Lending mortgage, vehicle, and consumer credit card 48.6 48.8 49.6 Adjusted 48.3 48.2 Consumer • Pipelines remain healthy Lending (1) 3Q17 4Q17 1Q18 2Q18 3Q18 (1) Non-GAAP; see appendix for reconciliation 24

Average loan composition Average consumer loans(1) Average business loans(1) ($ in billions) ($ in billions) Mortgage $14.2 CRE Mortgage - OO Indirect-Vehicles $6.0 $2.4 CRE Construction - $31.4B Indirect-Vehicles Commercial and $49.6B OO $0.3 Third-Party $0.8 IRE - Mortgage $4.1 Other $1.2 Industrial $37.4 Indirect-Other $2.0 Credit Card $1.3 IRE - Construction $1.8 Home Equity $9.5 2018 Expectations: Full-year adjusted average loans(2) expected to grow low single digits (1) Average balances for 3Q18. (2) Adjusted loans exclude the third-party indirect-vehicle portfolio and the impact of 1Q18 residential mortgage loan sale. 25

# Optimizing deposit mix

## Average deposits by type

($ in billions)



$96.9
$97.1
$95.4
$95.3
$93.9
7.0
7.0
6.8
6.7
6.6
89.9
90.1
88.6
88.6
87.3
3Q17
4Q17
1Q18
2Q18
3Q18
Low-cost deposits
Time deposits + Other

## Average deposits by segment

($ in billions)



$96.9
$97.1
$95.4
$95.3
$93.9
3.0
2.6
1.7
1.4
1.4
9.3
9.2
8.9
8.5
8.2
27.6
28.4
27.7
27.2
26.6
57.0
56.9
57.1
58.2
57.7
3Q17
4Q17
1Q18
2Q18
3Q18
Consumer Bank
Corporate Bank
Wealth Management (1)
Other (2)

## 3Q18 results and outlook

- Remain focused on growing low-cost consumer and business service relationship deposits
- QoQ decline driven primarily by seasonality and continued strategic reductions
- YoY decline primarily attributable to strategic reductions and corporate customers using liquidity, partially offset by consumer growth
- Continue to grow net new consumer checking accounts, households, wealth relationships and corporate customers
- Total deposit costs 27 bps; interest-bearing deposit costs 44 bps

2018 Expectations: Full-year average deposits expected to remain relatively stable, excluding brokered and Wealth Institutional Services deposits

(1) Wealth Management segment deposits include Private Wealth Management and Institutional Services deposits. A break-out of these components is provided in the Company's quarterly Earning Supplement.
(2) Other deposits consist primarily of brokered deposits.

REGIONS

26

Securities portfolio • Portfolio is managed within the construct of (1) the overall balance sheet and risk Securities portfolio composition management process • Expected to perform well in a variety of economic environments Corporate Bonds 5% Agency/UST 1% • Supportive of both regulatory and market Non-agency CMBS 3% liquidity objectives • Selective when purchasing MBS - choose loan Agency CMBS 18% characteristics that offer prepayment protection while preserving upside in rising $24.2B rate scenario • Supplement MBS with bullet like assets such as Agency & Non-Agency CMBS and Investment Grade Corporate Bonds Agency MBS 73% • ~4.4yr duration with relatively modest extension risk from current levels • In a +200bps scenario duration remains below 5yrs (1) Includes both AFS and HTM securities at 9/30/2018 27

# Balance sheet optimization

## Historical debt profile

($ in billions)



11.64%
9.11%
$14.50
8.95
5.55
7.05%
6.59%
6.22%
5.86%
4.36%
2.58%
6.16%
4.80%
4.82%
5.90%
5.44%
6.97%
6.51%
$11.35
6.55
4.80
$8.90
$8.31
$7.80
$7.31
$5.31
$3.16
$7.75
$6.00
$6.00
$7.35
$6.70
$8.65
$8.00
3.16
3.00
2.31
4.25
3.06
5.25
3.06
4.25
3.55
4.75
4.15
2.50
3.50
4.25
3.50
2.50
3.50
3.85
3.50
2.20
4.50
4.15
4.50
2.60
5.40
1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18
Unsecured
Secured (FHLB)
Total Debt as a % of Assets

- Regions' wholesale funding footprint positions it well to utilize available funding sources to protect the deposit base
- In 3Q18, Regions issued $1.0B of senior unsecured Bank notes and $500M of senior unsecured holding company notes
  - Unsecured Bank notes reduce FDIC assessment expense, and improve diversified funding base
- Regions' 2Q18 unsecured debt as a % of assets was 3.9%; well below the peer median of 8.2%(1)
- At 9/30/18, weighted average interest rate for FHLB advances was 2.2% and weighted average of remaining maturities of 0.75 years
  - Advances used to manage short-term balance sheet fluctuations including seasonal deposit trends

Note: Balances exclude valuation adjustments on hedged long-term debt and capital lease obligations.

(1) Source: S&P Global Market Intelligence; Peers includes BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB and ZION.

REGIONS 28

Regions unsecured debt and credit ratings profile Debt maturity profile Select credit ratings ($ in millions) $3,000 Moody's S&P Fitch 1,900 Regions Financial Corporation $1,000 Senior Unsecured Debt Baa2 BBB+ BBB+ $800 $500 500 Subordinated Debt Baa2 BBB BBB 1,100 1,000 500 $100 $150 Regions Bank 300 2018 2019 2020 2021 2022 2023 2024 2025 2037 Senior Unsecured Debt Baa2 A- BBB+ HoldCo Senior Notes Bank Senior Notes Subordinated Debt Baa2 BBB+ BBB HoldCo Subordinated Notes Bank Subordinated Notes • Regions' unsecured wholesale debt footprint represents just 4.5% of 9/30/2018 assets with Holding Company and Bank unsecured debt making up 2.5% and 1.9% of 9/30/2018 assets, respectively • Regions maintains solid, investment grade ratings for both senior and subordinated unsecured debt at the Bank and Holding Company 29

CREDIT 30

Asset quality remains benign Criticized business loans NPLs and coverage ratio ($ in millions) ($ in millions) 53 53 $2,962 $760 $650 $2,456 941 $601 $595 $2,223 $539 $2,029 $1,908 1,007 925 156% 857 1,048 144% 137% 140% 141% 2,021 1,449 1,298 1,051 981 3Q17 4Q17 1Q18 2Q18 3Q18 3Q17 4Q17 1Q18 2Q18 3Q18 Classified Special mention NPLs - excluding LHFS Coverage ratio 31

Asset quality remains benign (continued) Net charge-offs and ratio Accruing 90+ days past due ($ in millions) ($ in millions) $167 $84 $82 $76 $151 6 5 30 26 $138 $137 29 9 $129 $63 $62 6 6 5 10 0.42% 18 0.38% 0.40% 0.31% 0.32% 161 0.40% 142 132 124 131 53 53 52 47 44 3Q17 4Q17 1Q18 2Q18 3Q18 3Q17 4Q17 1Q18 2Q18 3Q18 Consumer net charge-offs Corporate net charge-offs Consumer Corporate Net charge-offs ratio Adjusted net charge-offs ratio (1) Net charge-offs related to loan sale (2) 2018 Expectations: Net charge-offs of 35-50 bps; based on recent performance and current market conditions, expect to be toward the lower end of the range (1) Non-GAAP; see appendix for reconciliation (2) Related to 1Q18 residential mortgage loan sale consisting primarily of TDRs 32

Enhanced risk management led to significant improvement in asset quality (1) Net charge-offs and NPLs have YoY improvement in NPLs(1)(2) to total loans significantly improved ($ in millions) Peer #1 43bps Peer #2 41bps $3,160 Peer #3 39bps $682 RF 30bps Peer #4 12bps Peer #5 11bps Peer #6 8bps Peer #7 8bps Peer #8 7bps Peer #9 5bps Peer #10 1bps $539 $82 Peer #11 —bps Peer #12 (2)bps 4 4 4 4 4 4 4 4 3Q18 Q Q Q Q Q Q Q Q Peer #13 (2)bps 1 1 1 1 1 1 1 1 0 1 2 3 4 5 6 7 Peer #14 (12)bps Net Charge-Offs Non-Performing Loans (1) Excludes loans held for sale. (2) Source: SNL Financial; Peers includes BBT, CFG, CMA, FHN, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB and ZION. 33

INNOVATION & TECHNOLOGY 34

Simplify and Grow: making it easier for customers and associates Goal: • Achieve sustainable, long-term growth • Deliver a great customer experience at every touch point: digital and in-person • Become more efficient and effective across the enterprise • Appeal to the next generation of customer Why: • Customer expectations for fast, easy and now are growing • Pace of technology change has accelerated driven by the smartphone • Banking industry undergoing transformational change 35

Simplify and Grow A continuous journey Making banking easier Organization simplification • Digitization • Organizational structure review • Loan process • Spans and layers review • Account opening • Streamline committees and decision • Streamline credit process; more making digital; faster response Revenue growth Efficiency improvements • Faster launch of new initiatives • Robotics and artificial intelligence • Advanced analytics to drive next • Shared services best customer offers • Branch and other facility • Channel optimization consolidations • Digitization • Outsourcing 36

# Simplify and Grow: progress update

## A continuous journey

### Initial efficiency and revenue review


30%
70%

Through the initial review opportunities identified represent ~70% expense savings and ~30% revenue growth opportunities

### ~ 45 initiatives underway aimed at....

- making banking easier
- growing revenue
- improving efficiencies & effectiveness

### Accomplishments

- Organizational changes to streamline structure
- Staffing (FTE-basis) down approximately 1,500 positions YoY
- Closed sale of Regions Insurance
- Refined retail network strategy
- Sold $254 million of primarily TDR residential mortgage loans
- Streamlined risk governance while improving oversight and effectiveness

REGIONS 37

Simplify and Grow: investing for growth A continuous journey • Investing in talent and growth markets ◦ Hiring new bankers ◦ Adding talent in capital markets and digital banking ◦ Adding branches in targeted growth markets • Streamlining processes ◦ Accelerated commercial response time ~70% ◦ Digitization of consumer loan process • Investing in technology ◦ Rolled out Reggie, our virtual banker, in contact centers ◦ Enhanced ROSIE, our A.I. enabled branch assistant ◦ Systems upgrades in Commercial, Treasury Management & Wealth Management facilitating growth 38

# Making banking easier for our customers through digitization

Seamless interactions across all channels

Mobile-friendly applications for deposit accounts and credit cards

Pre-approved digital loan offers

Digital commercial loan experience leveraging nCino



OMNI CHANNEL
DIGITAL AT CORE
CUSTOMER CENTRIC
ENHANCED SECURITY
CUSTOMER INTERACTIONS

ZELLE® (expanded P2P solution)

Partnering with Digital Eco System

Strategic partnerships with FinTech

Modernized iTreasury and Wealth Management (SEI) platforms

Digital Marketing

Touch ID and facial recognition for mobile login

Advanced Know Your Customer (KYC) technologies

User Behavior Analytics

Regions LockIt℠

Improved push notification and customer alerts

Increase in self-service capabilities

Regions LockIt℠

REGIONS 39

All efforts focused on CUSTOMER JOURNEYS Modern execution approach with 45% IT in Agile and DevOps Automation Artificial intelligence • Rolled out pre-approved consumer • Cognitive capabilities in the loan offers within online banking contact center improving as well as eSignature capabilities customer experience and • Intelligent process automation efficiency through bots creating operational • Cognitive chat functionality in efficiencies in front and back development offices Data management and Cloud technologies advanced analytics • Data lake capabilities for all critical • More than 90% virtualization in data private cloud • Advanced analytics to improve • API strategy deployed to further lead management and location enable cloud integrations based analytics FOCUSED ON INCREASED SPEED TO MARKET 40

CAPITAL & LIQUIDITY 41

Solid liquidity Loan-to-deposit ratio(1) • Regions has a strong, core funded balance sheet 88% • Future debt maturities are 84% 81% 83% 82% manageable and allow for efficient re- financing • Regions’ liquidity policy requires the holding company maintain at least 18 months coverage of maturities, debt service and other cash needs • Management targets 24 months coverage • Bank wholesale funding requirements 3Q17 4Q17 1Q18 2Q18 3Q18 will be largely dictated by the relative performance of loan and deposit growth (1) Based on ending balances 42

Strong capital levels Common equity Tier 1 ratio – Capital priorities Fully phased-in pro-forma(1)(2) 11.2% 11.0% 11.0% 10.9% 10.1% 3Q17 4Q17 1Q18 2Q18 3Q18 (1) Current quarter ratios are estimated (2) Non-GAAP; see appendix for reconciliation 43

Robust capital returns Capital returned to shareholders • Sufficient capital to support organic ($ in millions) growth, strategic investments, and a robust return to shareholders $2,101 • No objection to CCAR capital plans; up to $2.031B in common share $1,645 repurchases and 56% increase in quarterly common stock dividend to $0.14 (3Q18-2Q19); plan includes $1,157 1,752 capital generated from insurance sale $927 1,275 • Repurchased ~$1.1B or 55M shares of common stock YTD through open 839 market purchases and $700M through $503 623 an ASR(2) agreement with initial 256 delivery of 29M shares as of 9/30/18 370 247 304 318 349 and an additional ~9M shares at final settlement on 10/29/18; also declared 2014 2015 2016 2017 Sept. YTD $349M in dividends to common shareholders Dividends Share Repurchases (1) • Sold Regions Insurance on 7/2/18; after-tax gain was $196M (3Q18 disc ops) (1) Includes fees associated with open market share repurchases (2) Accelerated share repurchase agreement 44

Solid total shareholder returns (1) 1 Year 3 Year(1) 5 Year(1) RF 12.0 Peer #1 93.7 Peer #1 107.9 Peer #1 7.5 RF 90.8 Peer #2 105.7 Peer #2 6.5 Peer #2 69.7 RF 102.1 Peer #3 6.1 Peer #3 63.1 Peer #3 99.9 Peer #4 5.7 Peer #4 54.6 Peer #4 86.2 Peer #5 3.3 Peer #5 53.6 Peer #5 78.9 Peer #6 2.4 Peer #6 52.9 Peer #6 77.9 Peer #7 (0.4) Peer #7 51.2 Peer #7 70.2 Peer #8 (0.6) Peer #8 49.7 Peer #8 64.7 Peer #9 (1.9) Peer #9 44.4 Peer #9 64.3 Peer #10 (3.1) Peer #10 42.5 Peer #10 63.5 Peer #11 (3.5) Peer #11 37.8 Peer #11 62.9 Peer #12 (11.6) Peer #12 31.9 Peer #12 56.2 Peer #13 (12.8) Peer #13 22.9 Peer #13 47.1 Peer #14 (17.6) Peer #14 18.6 Peer #14 (1) Total shareholder return data as of 11/5/2018. Peers include BBT, CFG (Publicly traded as of 2015), CMA, FITB, HBAN, HWC, KEY, MTB, PNC, SNV, STI, USB, FHN and ZION. Source - SNL Financial 45

LONG-TERM TARGETS & 2018 EXPECTATIONS 46

Managing for long-term performance Opportunities to drive growth and efficiencies Asset sensitivity Capital return Significant funding advantage Capital sufficient for organic driven by loyal and low-cost growth, strategic investments, & deposit base; accretive fixed- robust shareholder returns rate reinvestments Stable asset quality Revenue growth & Broad-based credit metric efficiency opportunities improvements; sound risk Identify and execute additional management practices combined opportunities to increase revenues with recently completed de- and reduce expenses through risking activities have us positioned well for the next credit cycle 47

2018 full-year expectations • Adjusted ROATCE of approximately 16%(1)(2) • Full-year adjusted average loans are expected to grow in the low single digits(1) • Full-year average deposits are expected to remain relatively stable, excluding brokered and Wealth Institutional Services deposits(3) • Adjusted operating leverage of approximately 3.5% - 4.5%(1) – Adjusted net interest income and other financing income growth (non-FTE) of 5% - 6%(1) – Adjusted non-interest income growth of 4.5% - 5.5%(1) – Adjusted non-interest expenses relatively stable(1) – Adjusted efficiency ratio < 60%(1) • Effective income tax rate of approximately 21% • Net charge-offs of 35-50 bps; based on performance to date and current market conditions, expect to be toward the lower end of the range (1) The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in attached appendix or previous filings with the SEC. (2) This long-term target was updated to reflect the impact of corporate income tax reform. (3) Private Wealth Management and Institutional Services deposits are combined into the Wealth Management Segment. Total Other segment deposits consists primarily of brokered deposits. A break-out of these components is provided in the Company's quarterly Earnings Supplement. 48

Long-term financial targets Strategic financial initiatives 2016 - 2018 long-term financial targets Adjusted EPS growth of 12-15% (CAGR)(1) Adjusted efficiency ratio of <60%(1) Adjusted ROATCE ~16%(1)(2) (1) Non-GAAP; the reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in attached appendix or previous filings with the SEC. (2) Adjusted ROATCE target was reset from 12-14% to 14-16% for 2018 as a result of tax reform; subsequently revised to ~16% in 3Q18. 49

ENVIRONMENTAL, SOCIAL & CORPORATE GOVERNANCE 50

Corporate governance Engagement The Company understands that good governance is the • We take a long-term view of how we create value, and we foundation of sustainable business and good decision making is take a similar approach to corporate governance necessary for creating shareholder value over the long term. shareholder engagement. • Regions is committed to constructive and meaningful Board of Directors communications with our shareholders and building Our Corporate Governance Principles affirm that the Board will ongoing relationships over time. seek members from diverse professional and demographic • We consider proper shareholder engagement to be a backgrounds, who combine a broad spectrum of experience and continuous relationship throughout the year through in- expertise with a reputation for integrity, to ensure that the Board person meetings, phone calls, and email updates. maintains an appropriate mix of skills and characteristics to meet • Engaging with our shareholders and soliciting their points the needs of the Company. of view is critical to providing long-term value to all of the Company's stakeholders. Independence Diversity Based on gender, ethnic, Corporate governance enhancements or sexual orientation • Enhanced Board oversight for environmental and social responsibility • Appointed a Chief Governance Officer and Associate 87% 40% Conduct Officer and hired a Diversity & Inclusion Officer • Enhanced Director recruitment criteria to further consider diversity • Strengthened the Board self-evaluation process Compensation principles • Brought more balance among our newer, mid-tenured, and seasoned Directors Create a balanced, performance-based compensation philosophy that • Expanded oversight of the newly renamed Compensation is properly aligned with strategic and financial objectives and supports and Human Resources Committee to include associate the Company's risk appetite and tolerance. conduct, corporate culture, human capital/talent management, and diversity and inclusion. 51

Environmental & social highlights(1) Communities Associates • Commitment to community development • Invest in our associates Invested $2.96 billion Increased entry-level wage to $15 per hour • Assist our communities • Engage our associates $100 million Foundation supports economic and Received Gallup Great Workplace Award for 4th community development, education and year in a row in 2018 workforce readiness, and financial wellness • Focus on diversity and inclusion • Promote financial wellness Hired a Diversity and Inclusion Officer in 2018 Presented 90,000 financial education seminars • Significant training and leadership • Associates invest time in the communities development Over 77,700 volunteer hours Over 1 million hours of associate training Customers Environment • Serve the unbanked and underbanked • Commitment to environmental conservation Commitment to providing access to safe and Adopted an Environmental Sustainability Policy reliable financial services to all Statement and environmental goals in 2018 • Fair and responsible banking • Operate efficiently Relationship banking that puts the customer Reduced our GHG emissions by 45% since 2008 first • Invest in renewables • Meet customer needs Provided financing for $347 million solar projects 2018 Javelin Trust in Banking Leader (1) Represents activity between January 1, 2017 and December 31, 2017, unless otherwise noted. 52

NON-GAAP & FORWARD LOOKING STATEMENTS 53

Selected items impacting earnings Quarter Ended Adjusted Items ($ amounts in millions, except per share data) 9/30/2018 6/30/2018 9/30/2017 • Contributed $60 million to Pre-tax adjusted items: Regions Financial Corporation Branch consolidation, property and equipment charges $ (4) $ (1) $ (5) Foundation Salaries and benefits related to severance charges (5) (34) (1) Contribution to Regions' charitable foundation (60) — — • Incurred $5 million in severance Securities gains (losses), net — 1 8 and $4 million in branch Leveraged lease termination gains 4 — 1 consolidation expenses related to Simplify and Grow strategic Diluted EPS impact(1) $ (0.05) $ (0.02) $ — priority Pre-tax additional selected items(2): • Recorded $4 million associated Operating lease impairment charges $ (1) $ (5) $ (10) with a leveraged lease termination Reduction (establishment) of hurricane-related allowance for loan losses — 10 (40) gain Hurricane-related impacts on non-interest income and expense, net — — (13) (2) Visa Class B shares expense — (10) (4) Selected Items • Incurred $1 million of net impairment charges reducing the value of certain operating lease assets (1) Based on income taxes at a 25% incremental rate beginning in 2018, and 38.5% for all prior periods. Tax rates associated with leveraged lease terminations are incrementally higher based on their structure. (2) Items represent an outsized or unusual impact to the quarter or quarterly trends, but are not considered non-GAAP adjustments. 54

# Non-GAAP reconciliation: NII/NIM, non-interest income/expense, operating leverage and efficiency ratio

The table below and on the following page present computations of the net interest margin; efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Net interest income and other financing income (GAAP) on a taxable-equivalent basis is presented excluding certain adjustments related to tax reform to arrive at adjusted net interest income and other financing income on a taxable-equivalent basis (non-GAAP). Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

| | | Quarter Ended | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|
| *($ amounts in millions)* | | **9/30/2018** | 6/30/2018 | 3/31/2018 | 12/31/2017 | 9/30/2017 | 3Q18 vs. 2Q18 | | 3Q18 vs. 3Q17 | |
| Non-interest expense (GAAP) | **A** | **$ 922** | $ 911 | $ 884 | $ 920 | $ 853 | $ 11 | 1.2 % | $ 69 | 8.1 % |
| Adjustments: | | | | | | | | | | |
| Contribution to the Regions Financial Corporation foundation | | **(60)** | — | — | (40) | — | (60) | NM | (60) | NM |
| Branch consolidation, property and equipment charges | | **(4)** | (1) | (3) | (9) | (5) | (3) | 300.0 % | 1 | (20.0)% |
| Expenses associated with residential mortgage loan sale | | — | — | (4) | — | — | — | NM | — | NM |
| Salary and employee benefits—severance charges | | **(5)** | (34) | (15) | (2) | (1) | 29 | (85.3)% | (4) | 400.0 % |
| Adjusted non-interest expense (non-GAAP) | **B** | **$ 853** | $ 876 | $ 862 | $ 869 | $ 847 | $ (23) | (2.6)% | $ 6 | 0.7 % |
| Net interest income and other financing income (GAAP) | **C** | **$ 942** | $ 926 | $ 909 | $ 901 | $ 897 | 16 | 1.7 % | 45 | 5.0 % |
| Reduction in leveraged lease interest income resulting from tax reform | | — | — | — | 6 | — | — | NM | — | NM |
| Adjusted net interest income and other financing income (non-GAAP) | **D** | **$ 942** | $ 926 | $ 909 | $ 907 | $ 897 | 16 | 1.7 % | 45 | 5.0 % |
| Net interest income and other financing income (GAAP) | | **$ 942** | $ 926 | $ 909 | $ 901 | $ 897 | $ 16 | 1.7 % | $ 45 | 5.0 % |
| Taxable-equivalent adjustment | | **13** | 12 | 13 | 23 | 23 | 1 | 8.3 % | (10) | (43.5)% |
| Net interest income and other financing income, taxable-equivalent basis - continuing operations | **E** | **$ 955** | $ 938 | $ 922 | $ 924 | $ 920 | $ 17 | 1.8 % | $ 35 | 3.8 % |
| Reduction in leveraged lease interest income resulting from tax reform | | — | — | — | 6 | — | — | NM | — | NM |
| Adjusted net interest income and other financing income, taxable equivalent basis (non-GAAP) | **F** | **$ 955** | $ 938 | $ 922 | $ 930 | $ 920 | $ 17 | 1.8 % | $ 35 | 3.8 % |
| Net interest margin (GAAP) | | **3.50%** | 3.49% | 3.46% | 3.37% | 3.36% | | | | |
| Reduction in leveraged lease interest income resulting from tax reform | | — | — | — | 0.02 | — | | | | |
| Adjusted net interest margin (non-GAAP) | | **3.50%** | 3.49% | 3.46% | 3.39% | 3.36% | | | | |
| Non-interest income (GAAP) | **G** | **$ 519** | $ 512 | $ 507 | $ 516 | $ 482 | $ 7 | 1.4 % | $ 37 | 7.7 % |
| Adjustments: | | | | | | | | | | |
| Securities (gains) losses, net | | — | (1) | — | (10) | (8) | 1 | (100.0)% | 8 | (100.0)% |
| Leveraged lease termination gains | | **(4)** | — | (4) | — | (1) | (4) | NM | (3) | 300.0 % |
| Adjusted non-interest income (non-GAAP) | **H** | **$ 515** | $ 511 | $ 503 | $ 506 | $ 473 | $ 4 | 0.8 % | $ 42 | 8.9 % |
| Total revenue | **C+G=I** | **$ 1,461** | $ 1,438 | $ 1,416 | $ 1,417 | $ 1,379 | $ 23 | 1.6 % | $ 82 | 5.9 % |
| Adjusted total revenue (non-GAAP) | **D+H=J** | **$ 1,457** | $ 1,437 | $ 1,412 | $ 1,413 | $ 1,370 | $ 20 | 1.4 % | $ 87 | 6.4 % |
| Total revenue, taxable-equivalent basis | **E+G=K** | **$ 1,474** | $ 1,450 | $ 1,429 | $ 1,440 | $ 1,402 | $ 24 | 1.7 % | $ 72 | 5.1 % |
| Adjusted total revenue, taxable-equivalent basis (non-GAAP) | **F+H=L** | **$ 1,470** | $ 1,449 | $ 1,425 | $ 1,436 | $ 1,393 | $ 21 | 1.4 % | $ 77 | 5.5 % |
| Efficiency ratio (GAAP) | **A/K** | **62.6%** | 62.7% | 61.9% | 63.9% | 60.9% | | | | |
| Adjusted efficiency ratio (non-GAAP) | **B/L** | **58.1%** | 60.4% | 60.5% | 60.5% | 60.8% | | | | |
| Fee income ratio (GAAP) | **G/K** | **35.2%** | 35.3% | 35.5% | 35.9% | 34.3% | | | | |
| Adjusted fee income ratio (non-GAAP) | **H/L** | **35.0%** | 35.2% | 35.3% | 35.3% | 33.9% | | | | |

NM - Not Meaningful

REGIONS

55

# Non-GAAP reconciliation: NII/NIM, non-interest income/ expense, operating leverage and efficiency ratio - continued

| ($ amounts in millions) | | Nine Months Ended September 30 2018 | 2017 | 2018 vs. 2017 | |
|---|---|---|---|---|---|
| Non-interest expense (GAAP) | M | $ 2,717 | $ 2,571 | $ 146 | 5.7 % |
| Adjustments: | | | | | |
| Contribution to Regions' charitable foundation | | (60) | — | (60) | NM |
| Branch consolidation, property and equipment charges | | (8) | (13) | 5 | (38.5)% |
| Expenses associated with residential mortgage loan sale | | (4) | — | (4) | NM |
| Salary and employee benefits—severance charges | | (54) | (8) | (46) | NM |
| Adjusted non-interest expense (non-GAAP) | N | $ 2,591 | $ 2,550 | $ 41 | 1.6 % |
| Net interest income and other financing income (GAAP) | | $ 2,777 | $ 2,638 | $ 139 | 5.3 % |
| Taxable-equivalent adjustment | | 38 | 67 | (29) | (43.3)% |
| Net interest income and other financing income, taxable-equivalent basis - continuing operations | O | $ 2,815 | $ 2,705 | $ 110 | 4.1 % |
| Non-interest income (GAAP) | P | $ 1,538 | $ 1,446 | $ 92 | 6.4 % |
| Adjustments: | | | | | |
| Securities (gains) losses, net | | (1) | (9) | 8 | (88.9)% |
| Leveraged lease termination gains | | (8) | (1) | (7) | NM |
| Gain on sale of affordable housing residential mortgage loans | | — | (5) | 5 | (100.0)% |
| Adjusted non-interest income (non-GAAP) | Q | $ 1,529 | $ 1,431 | $ 98 | 6.8 % |
| Total revenue, taxable-equivalent basis | O+P=R | $ 4,353 | $ 4,151 | $ 202 | 4.9 % |
| Adjusted total revenue, taxable-equivalent basis (non-GAAP) | O+Q=S | $ 4,344 | $ 4,136 | $ 208 | 5.0 % |
| Operating leverage ratio (GAAP) | R-M | | | | (0.8)% |
| Adjusted operating leverage ratio (non-GAAP) | S-N | | | | 3.4 % |
| Efficiency ratio (GAAP) | M/R | 62.4% | 61.9% | | |
| Adjusted efficiency ratio (non-GAAP) | N/S | 59.7% | 61.7% | | |
| Fee income ratio (GAAP) | P/R | 35.3% | 34.8% | | |
| Adjusted fee income ratio (non-GAAP) | Q/S | 35.2% | 34.6% | | |

NM - Not Meaningful

REGIONS 56

# Non-GAAP reconciliation: pre-tax pre-provision income

The Pre-Tax Pre-Provision Income (PPI) tables below present computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

| | Quarter Ended | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| *($ amounts in millions)* | **9/30/2018** | 6/30/2018 | 3/31/2018 | 12/31/2017 | 9/30/2017 | 3Q18 vs. 2Q18 | | 3Q18 vs. 3Q17 | |
| Net income from continuing operations available to common shareholders (GAAP) | **$ 354** | $ 362 | $ 398 | $ 304 | $ 296 | $ (8) | (2.2)% | $ 58 | 19.6 % |
| Preferred dividends (GAAP) | **16** | 16 | 16 | 16 | 16 | — | NM | — | NM |
| Income tax expense (GAAP) | **85** | 89 | 128 | 221 | 138 | (4) | (4.5)% | (53) | (38.4)% |
| Income from continuing operations before income taxes (GAAP) | **455** | 467 | 542 | 541 | 450 | (12) | (2.6)% | 5 | 1.1 % |
| Provision (credit) for loan losses (GAAP) | **84** | 60 | (10) | (44) | 76 | 24 | 40.0 % | 8 | 10.5 % |
| Pre-tax pre-provision income from continuing operations (non-GAAP) | **539** | 527 | 532 | 497 | 526 | 12 | 2.3 % | 13 | 2.5 % |
| Other adjustments: | | | | | | | | | |
| Securities (gains) losses, net | **—** | (1) | — | (10) | (8) | 1 | (100.0)% | 8 | (100.0)% |
| Leveraged lease termination gains | **(4)** | — | (4) | — | (1) | (4) | NM | (3) | 300.0 % |
| Reduction in leveraged lease interest income resulting from tax reform | **—** | — | — | 6 | — | — | NM | — | NM |
| Salaries and employee benefits—severance charges | **5** | 34 | 15 | 2 | 1 | (29) | (85.3)% | 4 | 400.0 % |
| Branch consolidation, property and equipment charges | **4** | 1 | 3 | 9 | 5 | 3 | 300.0 % | (1) | (20.0)% |
| Contribution to Regions' charitable foundation | **60** | — | — | 40 | — | 60 | NM | 60 | NM |
| Expenses associated with residential mortgage sale | **—** | — | 4 | — | — | — | NM | — | NM |
| Total other adjustments | **65** | 34 | 18 | 47 | (3) | 31 | 91.2 % | 68 | NM |
| **Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)** | **$ 604** | $ 561 | $ 550 | $ 544 | $ 523 | $ 43 | 7.7 % | $ 81 | 15.5 % |

NM - Not Meaningful

REGIONS 57

# Non-GAAP reconciliation: adjusted average loans

Regions believes adjusting total average loans for the impact of the first quarter 2018 residential first mortgage loan sale and the indirect vehicles third-party exit portfolio, provides a meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

**Adjusted Average Balances of Loans (non-GAAP)**

| | Average Balances | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|
| *($ amounts in millions)* | 3Q18 | 2Q18 | 1Q18 | 4Q17 | 3Q17 | 3Q18 vs. 2Q18 | | 3Q18 vs. 3Q17 | |
| Total consumer loans | $ 31,409 | $ 31,177 | $ 31,272 | $ 31,367 | $ 31,327 | $ 232 | 0.7 % | $ 82 | 0.3 % |
| Less: Balances of residential first mortgage loans sold[1] | — | — | 164 | 254 | 254 | — | NM | (254) | (100.0)% |
| Less: Indirect—vehicles third-party | 776 | 909 | 1,061 | 1,223 | 1,406 | (133) | (14.6)% | (630) | (44.8)% |
| **Adjusted total consumer loans (non-GAAP)** | $ 30,633 | $ 30,268 | $ 30,047 | $ 29,890 | $ 29,667 | $ 365 | 1.2 % | $ 966 | 3.3 % |
| Total Loans | $ 81,022 | $ 79,957 | $ 79,891 | $ 79,523 | $ 79,585 | 1,065 | 1.3 % | 1,437 | 1.8 % |
| Less: Balances of residential first mortgage loans sold[1] | — | — | 164 | 254 | 254 | — | NM | (254) | (100.0)% |
| Less: Indirect—vehicles third-party | 776 | 909 | 1,061 | 1,223 | 1,406 | (133) | (14.6)% | (630) | (44.8)% |
| **Adjusted total loans (non-GAAP)** | $ 80,246 | $ 79,048 | $ 78,666 | $ 78,046 | $ 77,925 | $ 1,198 | 1.5 % | $ 2,321 | 3.0 % |

(1) Adjustments to average loan balances assume a simple day-weighted average impact for the first quarter of 2018, and are equal to the ending balance of the residential first mortgage loans sold for the prior periods.
NM - Not Meaningful

REGIONS 58

# Non-GAAP reconciliation: Adjusted net charge-off ratio

Select calculations for annualized net charge-offs as a percentage of average loans (GAAP) are presented in the table below. During the first quarter of 2018, Regions made the strategic decision to sell certain primarily performing troubled debt restructured, as well as, certain non-restructured interest-only residential first mortgage loans. These loans were marked down to fair value through net charge-offs. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

| | | As of and for Quarter Ended | | | | |
|---|---|---|---|---|---|---|
| *($ amounts in millions)* | | **9/30/2018** | 6/30/2018 | 3/31/2018 | 12/31/2017 | 9/30/2017 |
| Residential first mortgage net charge-offs (GAAP) | A | **$ 2** | $ (2) | $ 7 | $ 1 | $ 2 |
| Less: Net charge-offs associated with TDR sale | | — | — | 5 | — | — |
| Adjusted residential first mortgage net charge-offs (non-GAAP) | B | **$ 2** | $ (2) | $ 2 | $ 1 | $ 2 |
| Total consumer net charge-offs (GAAP) | C | **$ 52** | $ 44 | $ 58 | $ 53 | $ 47 |
| Less: Net charge-offs associated with TDR sale | | — | — | 5 | — | — |
| Adjusted total consumer net charge-offs (non-GAAP) | D | **$ 52** | $ 44 | $ 53 | $ 53 | $ 47 |
| Total net charge-offs (GAAP) | E | **$ 82** | $ 62 | $ 84 | $ 63 | $ 76 |
| Less: Net charge-offs associated with TDR sale | | — | — | 5 | — | — |
| Adjusted total net charge-offs (non-GAAP) | F | **$ 82** | $ 62 | $ 79 | $ 63 | $ 76 |
| Average residential first mortgage loans (GAAP) | G | **$ 14,162** | $ 13,980 | $ 13,977 | $ 13,954 | $ 13,808 |
| Add: Average balances of residential first mortgage loans sold | | — | — | 90 | — | — |
| Average residential first mortgage loans adjusted for residential first mortgage loans sold (non-GAAP) | H | **$ 14,162** | $ 13,980 | $ 14,067 | $ 13,954 | $ 13,808 |
| Average total consumer loans (GAAP) | I | **$ 31,409** | $ 31,177 | $ 31,272 | $ 31,367 | $ 31,327 |
| Add: Average balances of residential first mortgage loans sold | | — | — | 90 | — | — |
| Average total consumer loans adjusted for residential first mortgage loans sold (non-GAAP) | J | **$ 31,409** | $ 31,177 | $ 31,362 | $ 31,367 | $ 31,327 |
| Average total loans (GAAP) | K | **$ 81,022** | $ 79,957 | $ 79,891 | $ 79,523 | $ 79,585 |
| Add: Average balances of residential first mortgage loans sold | | — | — | 90 | — | — |
| Average total loans adjusted for residential first mortgage loans sold (non-GAAP) | L | **$ 81,022** | $ 79,957 | $ 79,981 | $ 79,523 | $ 79,585 |
| Residential first mortgage net charge-off percentage (GAAP)* | A/G | **0.04%** | (0.05)% | 0.21% | 0.04% | 0.05% |
| Adjusted residential first mortgage net charge-off percentage (non-GAAP)* | B/H | **0.04%** | (0.05)% | 0.06% | 0.04% | 0.05% |
| Total consumer net charge-off percentage (GAAP)* | C/I | **0.65%** | 0.58 % | 0.75% | 0.66% | 0.60% |
| Adjusted total consumer net charge-off percentage (non-GAAP)* | D/J | **0.65%** | 0.58 % | 0.69% | 0.66% | 0.60% |
| Total net charge-off percentage (GAAP)* | E/K | **0.40%** | 0.32 % | 0.42% | 0.31% | 0.38% |
| Adjusted total net charge-off percentage (non-GAAP)* | F/L | **0.40%** | 0.32 % | 0.40% | 0.31% | 0.38% |

* Annualized

REGIONS 59

# Non-GAAP reconciliation: Basel III common equity tier 1 ratio – fully phased-in pro-forma

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions' understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions' current understanding of the final framework includes certain assumptions, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analyses and discussions with regulators continue. Because Regions is not currently subject to the fully phased-in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions' disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions' capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on these same bases

| | | As of and for Quarter Ended | | | | |
|---|---|---|---|---|---|---|
| *($ amounts in millions)* | | **9/30/2018** | 6/30/2018 | 3/31/2018 | 12/31/2017 | 9/30/2017 |
| **Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma** (1) | | | | | | |
| Stockholder's equity (GAAP) | | **$ 14,770** | $ 15,777 | $ 15,866 | $ 16,192 | $ 16,624 |
| Non-qualifying goodwill and intangibles | | **(4,845)** | (4,953) | (4,961) | (4,972) | (4,922) |
| Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments | | **1,376** | 1,230 | 1,121 | 712 | 411 |
| Preferred stock (GAAP) | | **(820)** | (820) | (820) | (820) | (820) |
| Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP) | D | **$ 10,481** | $ 11,234 | $ 11,206 | $ 11,112 | $ 11,293 |
| Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2) | E | **$ 103,807** | $ 102,819 | $ 101,482 | $ 101,498 | $ 100,857 |
| Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP) | D/E | **10.1%** | 10.9% | 11.0% | 11.0% | 11.2% |

(1) Current quarter amounts and the resulting ratio are estimated.

(2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amount included above is a reasonable approximation, based on our understanding of the requirements.

REGIONS

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Forward-looking statements Forward-Looking Statements This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of possible declines in property values, increases in unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of changes in tax laws, including the effect of Tax Reform and any future interpretations of or amendments to Tax Reform, which may impact our earnings, capital ratios and our ability to return capital to shareholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to effectively compete with other traditional and non-traditional financial services companies, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. 61

Forward-looking statements continued • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses. • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our business on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC. The words "future," “anticipates,” "assumes," “intends,” “plans,” “seeks,” “believes,” "predicts," "potential," "objectives," “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” "would," “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551. 62

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